Exhibit 3.65

Certificate of Formation
OF	FILED
Forward Home Security, LLC	In the Office of the
A Limited Liability Company	Secretary of State of Texas
AUG 21 2012 Corporations Section

ARTICLE I
NAME

The name of this limited liability company is Forward Home Security, LLC, referred to in these Articles of Organization as the “Company.”

ARTICLE II
REGISTERED OFFICE AND AGENT

Section 2.01 Registered Office

The registered office of the Company is 508 Elm Creek Drive, McKinney TX 75071.

Section 2.02 Registered Agent

The Company’s registered agent is Cherice A Stoltzfus whose office is located at 508 Elm Creek Drive, McKinney TX 75071.

ARTICLE III
DURATION

The period of duration of the Company is perpetual.

ARTICLE IV
ORGANIZER

The organizer of the Company is Karen A. Meredith, a natural person at least eighteen (18) years old. The organizer’s address is 251 O’Connor Ridge Blvd., Suite 370, Irving, Texas 75038.

ARTICLE V
PURPOSE AND POWERS

This Company is organized with a general business purpose and may engage in any lawful business.

ARTICLE VI
MANAGEMENT BY MEMBERS

The Company will not have managers but will be managed by the members, as further provided in the Company’s regulations.

ARTICLE VII
IDENTIFICATION OF INITIAL MEMBER

The initial members’ names and addresses are as follows:

Daniel Stoltzfus

1720 Winding Hollow Lane

McKinney, TX 75070

James Birkbeck

3217 Mile High Lane

McKinney, TX 75070

Dwayne Stoltzfus

508 Elm Creek Drive

McKinney, TX 75071

Executed this 21st day of August 2012

BY:

/s/ Karen A Meredith
Karen A Meredith, CPA Organizer

Form 403 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $15	[SEAL] Certificate of Correction	This space reserved for office use. FILED In the Office of the Secretary of State of Texas SEP 05 2012 Corporations Section

Entity Information

1.     The name of the filing entity is:

Forward Home Security, LLC

State the name of the entity as currently shown in the records of the secretary of state. If the certificate of correction corrects the name of the entity, state the present name and not the name as it will be corrected.

The file number issued to the filing entity by the secretary of state is: 801643801

Filing Instrument to be Corrected

2.     The filing instrument to be corrected is:  Certificate of Formation filed on August 21, 2012

The date the filing instrument was filed with the secretary of state:	08/21/2012
mm/dd/yyyy

Identification of Errors and Corrections

(Indicate the errors that have been made by checking the appropriate box or boxes; then provide the corrected text.)

☐ The entity name is inaccurate or erroneously stated. The corrected entity name is:

☒ The registered agent name is inaccurate or erroneously stated. The corrected registered agent name is:

Corrected Registered Agent
(Complete either A or B, but not both.)

A.    The registered agent is an organization (cannot be entity named above) by the name of:

OR

B.    The registered agent is an individual resident of the state whose name is:

Daniel		Stoltzfus
First	Middle	Last Name	Suffix

The person executing this certificate of correction affirms that the registered agent, whose name is being corrected by this certificate, consented to serve as registered agent at the time the filing instrument being corrected took effect.

☒  The registered office address is inaccurate or erroneously stated. The corrected registered office address is:

Corrected Registered Office Address

1720 Winding Hollow Lane	McKinney	TX	75070
Street Address (No P.O. Box)	City	State	Zip Code

☐  The purpose of the entity is inaccurate or erroneously stated. The purpose is corrected to read as follows:

☐  The period of duration of the entity is inaccurate or erroneously stated. The period of duration is corrected to read as follows:

Identification of Other Errors and Corrections
(Indicate the other errors and corrections that have been made by checking and completing the appropriate box or boxes.)

☐  Other errors and corrections. The following inaccuracies and errors in the filing instrument are corrected as follows:

☐  Add Each of the following provisions was omitted and should be added to the filing instrument. The identification or reference of each added provision and the full text of the provision is set forth below.

☒  Alter The following identified provisions of the filing instrument contain inaccuracies or errors to be corrected. The full text of each corrected provision is set forth below:

Article VI should read:

MANAGEMENT BY MANAGERS

The Company will have both managers and members but will be managed by managers, as further provided in the Company’s regulations.

☒  Delete Each of the provisions identified below was included in error and should be deleted.

Article VII

The following individual should be removed as an initial member.

Dwayne Stoltzfus

508 Elm Creek Drive

McKinney, TX 75071

☐    Defective Execution The filing instrument was defectively or erroneously signed, sealed, acknowledged or verified. Attached is a correctly signed, sealed, acknowledged or verified instrument.

Statement Regarding Correction

The filing instrument identified in this certificate was an inaccurate record of the event or transaction evidenced in the instrument, contained an inaccurate or erroneous statement, or was defectively or erroneously signed, sealed, acknowledged or verified. This certificate of correction is submitted for the purpose of correcting the filing instrument.

Correction to Merger, Conversion or Exchange

The filing instrument identified in this certificate of correction is a merger, conversion or other instrument involving multiple entities. The name and file number of each entity that was a party to the transaction is set forth below. (If the space provided is not sufficient, include information as an attachment to this form.)

Entity name	SOS file number

Entity name	SOS file number

Effectiveness of Filing

After the secretary of state files the certificate of correction, the filing instrument is considered to have been corrected on the date the filing instrument was originally filed except as to persons adversely affected. As to persons adversely affected by the correction, the filing instrument is considered to have been corrected on the date the certificate of correction is filed by the secretary of state.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	9/5/12

By:

/s/ Karen A. Meredith
Signature of authorized person

Karen A. Meredith
Printed or typed name of authorized person (see instructions)

Form 424 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	[SEAL] Certificate of Amendment	This space reserved for office use. FILED In the Office of the Secretary of State of Texas OCT 22 2014 Corporations Section

Entity Information

The name of the filing entity is:

Forward Home Security, LLC

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☒ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 801643801

The date of formation of the entity is: August 21, 2012

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☒                        A. The registered agent is an organization (cannot be entity named above) by the name of:

CT Corporation System

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

1999 Bryan St., Suite 900	Dallas,	TX	75201
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐     Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☒    Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Article VI should read: Management by Members.

This entity is member-managed by its Sole Member, NRG Security LLC

211 Carnegie Center, Princeton, NJ 08540

☐    Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C,)

A.    ☒ This document becomes effective when the document is filed by the secretary of state.

B.    ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C.    ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	October 21, 2014	Lynne P. Wittkamp, authorized person

/s/ Lynne P. Wittkamp

Signature and title of authorized person(s) (see instructions)